Exhibit 10.13
SUBORDINATION AND NON-DISTURBANCE AGREEMENT
     This Agreement dated as of May 8, 2001 is made among Montreal Trust Company of Canada, in its capacity as security trustee under a Security Trust Agreement dated as of May 8, 2001 (in such capacity, the “Security Trustee”), Montreal Trust Company of Canada, in its capacity as trustee under a Trust Indenture dated as of May 8, 2001 (in such capacity, the “Indenture Trustee”), Smith & Nephew Inc., Smith & Nephew, Inc. and T.J. Smith & Nephew Limited (collectively, “S&N”), and Westaim Biomedical Corp. and Westaim Biomedical Inc. (collectively, “Westaim”).
     WHEREAS, pursuant to a Security Trust Agreement dated as of May 8, 2001 (the “Security Trust Agreement”), Westaim Biomedical Corp. (“WBC”) granted a security interest (the “Manufacturing Security”) in favour of the Security Trustee, for and on behalf of S&N, in the Non-Patent Collateral and in the Westaim Patent Rights as security for the Manufacturing Obligations (as each of those terms are defined in Section 1 of this Agreement);
     AND WHEREAS, WBC granted the security interest in the Westaim Patent Rights for the sole purpose of allowing the Security Trustee, in accordance with the Security Trust Agreement, to grant a Replacement MT License (as defined in the Security Trust Agreement) in favour of S&N upon the occurrence of an Event of Default (as defined in the Security Trust Agreement) and to allow S&N and the Security Trustee to preserve their right, title and interest in and to the Non-Patent Collateral;
     AND WHEREAS, pursuant to a Trust Indenture dated as of May 8, 2001 (the “Trust Indenture”), Westaim granted a security interest (collectively, the “Patent Security”) in favour of the Indenture Trustee, for and on behalf of the present and future Licensees (as defined in the Trust Indenture), in the Westaim Patent Rights and related interests and in the proceeds thereof as security for the Trust Obligations (as defined in Section 1 of this Agreement);
     AND WHEREAS, pursuant to both the Security Trust Agreement and the Trust Indenture, Westaim deposited Assignments (as defined in the Security Trust Agreement) with Montreal Trust Company of Canada, in its twin capacities as Security Trustee and Indenture Trustee;
     AND WHEREAS, the Security Trustee, S&N and the Indenture Trustee have entered into this Agreement to establish the relative rights and priorities of the Manufacturing Security and the Patent Security in the Westaim Patent Rights, and to ensure the preservation of any Manufacturing License or Replacement MT License granted pursuant to the Supply Agreement (as defined in the Security Trust Agreement).
     NOW THEREFORE, in consideration of the forgoing recitals and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	The following capitalized terms herein and in the recitals hereto shall have the meanings set out below:
1.1.	“Agreement” means this agreement, as amended, modified or restated from time to time;

1.2.	“Business Day” means a day on which banks and other financial institutions are generally open for business in Calgary, Alberta, but does not in any event include a Saturday or Sunday;

1.3.	“Joint Improvements” has the meaning set out in the Security Trust Agreement;

1.4.	“Manufacturing License” has the meaning set out in the Security Trust Agreement;

1.5.	“Manufacturing Obligations” has the meaning assigned to “Obligations” in the Security Trust Agreement;

1.6.	“Non-Patent Collateral” means the Westaim Manufacturing Technology, the Joint Improvements, the Westaim Improvements and the Westaim Technical Manuals (and any intangible property rights or confidential or proprietary information relating thereto);

1.7.	“Security” means, collectively, the Manufacturing Security and the Patent Security;

1.8.	“Trust Obligations” has the meaning assigned to “Obligations” in the Trust Indenture;

1.9.	“Westaim Improvements” has the meaning set out in the Security Trust Agreement;

1.10.	“Westaim Manufacturing Technology” has the meaning set out in the Security Trust Agreement;

1.11.	“Westaim Patent Rights” has the meaning set out in the Trust Indenture; and

1.12.	“Westaim Technical Manuals” has the meaning set out in the Security Trust Agreement.
2.	As against the Westaim Patent Rights, the Patent Security shall rank in all respects and for all purposes in priority to the Manufacturing Security, to the extent of the Trust Obligations.

3.	For greater certainty, as against the Non-Patent Collateral, the Manufacturing Security shall rank in all respects and for all purposes in priority to the Patent Security.

4.	The Security Trustee hereby postpones and subordinates the Manufacturing Security to the Patent Security and the Indenture Trustee hereby postpones and subordinates the Patent Security to the Manufacturing Security to the extent necessary to give effect to the priority provisions set forth in Sections 2 and 3 of this Agreement.

5.	The priority provisions of this Agreement shall operate notwithstanding the time or order of creation, execution, delivery, attachment or perfection of the Security or the date of any enforcement thereof.

6.	Westaim hereby consents to the priority arrangements set forth herein.

7.	The Indenture Trustee agrees that in the event that the Indenture Trustee enforces the Patent Security or any other rights or remedies under the Trust Indenture against the Westaim Patent Rights, the Indenture Trustee shall not terminate, repudiate or disclaim the Manufacturing License or the Replacement MT License or take any action to disturb or derogate from the rights, interests, remedies and powers of S&N under the Manufacturing License or Replacement MT License, including without limitation the exclusivity thereof.

8.	Any notice to Westaim, the Security Trustee, the Indenture Trustee or S&N under the provisions hereof will be valid and effective if in writing and delivered to, or mailed by registered letter, postage prepaid, or sent by facsimile, at the following addresses and facsimile numbers set out below or such other addresses or facsimile number as Westaim, the Security Trustee, the Indenture Trustee or S&N notifies the others of in accordance with this section:
8.1.	If to Westaim:
Westaim Biomedical Corp.
10102 — 114 Street
Fort Saskatchewan, Alberta T8L 3W4
Attention: President
Facsimile: (780) 992-5300

with a copy to:

Westaim Biomedical Corp.
1010, 144-4th Avenue S.W.
Calgary, Alberta T2P 3N4
Attention: President
Facsimile: (403) 237-8181

and a copy to:

Westaim Biomedical Corp.
One Hampton Road, Suite 302
Exeter, New Hampshire 03833
Attention: President
Facsimile: (603) 778-6393

8.2.	If to the Security Trustee or Indenture Trustee:
Montreal Trust Company of Canada
Corporate Trust Department
Suite 710, 530 — 8th Avenue S.W.
Calgary, Alberta T2P 3S8
Attention: Manager, Corporate Trusts
Facsimile:(403) 267-6598
8.3.	If to S&N:
Smith & Nephew, Inc.
11775 Starkey Road
P.O. Box 1970
Largo, Florida 33799-1970
Attention: President
Facsimile: (727) 398-4206

with a copy to:

Smith & Nephew, Inc.
1450 Brooks Road
Memphis, Tennessee 38116
Attention: General Counsel
Facsimile: (901) 396-7824
Such notice will be deemed to have been given at the time of delivery or sending by facsimile or on the fifth Business Day after mailing. Any sending by facsimile transmission shall be followed by an original copy thereof by mail, provided that the non-fulfilment of such requirement does not affect the deemed delivery by facsimile transmission. Any deliver made or facsimile sent on a day other than a Business Day, or after 4:30 p.m. (Calgary time) on a Business Day, will be deemed to have been given on the next following Business Day. Any party hereto may from time to time notify the others of a change in address or facsimile number which thereafter, until changed by like notice, will be its address or facsimile number for all purposes of this Agreement. In the case of disruption in postal services, any notice if given solely by mail shall not be deemed to have been given until it is actually delivered.

9.	The parties agree that they shall at all times do, execute, acknowledge and deliver all such acts, deeds and agreements as may be reasonably necessary or desirable to give effect to this Agreement, including any and all acts, deeds or agreements as may be necessary or desirable for the purpose of registering or filing notice of the terms and provisions of this Agreement.

10.	Nothing contained in this Agreement is intended to or shall impair obligations of Westaim to perform and pay the Manufacturing Obligations or the Trust Obligations

when due, nor shall anything contained in this Agreement prevent the Security Trustee or the Indenture Trustee from exercising any and all rights and remedies otherwise permitted by applicable law upon the Security Trustee and/or the Indenture Trustee becoming entitled to enforce the same under the Security Trust Agreement and the Trust Indenture, respectively.

11.	This Agreement shall continue in full force until terminated by written agreement of the Security Trustee, the Indenture Trustee and S&N.

12.	This Agreement contains the entire agreement among the Security Trustee, the Indenture Trustee, S&N and Westaim with respect to the matters dealt with in this Agreement and supersedes any prior agreements, undertakings, declarations or written or oral representations in respect of such matters.

13.	This Agreement shall be governed by and interpreted in accordance with the laws of Alberta and shall be treated in all respects as an Alberta contract.

14.	The Security Trustee and the Indenture Trustee agree not to assign the Manufacturing Security or the Patent Security except in accordance with the Security Trust Agreement and the Trust Indenture, as the case may be, and unless they give prior written notice to the other and the assignee agrees to be bound by the provisions of this Agreement.

15.	Where the context so requires, the singular number shall include the plural and vice versa, and the use of any gender shall include the masculine, feminine and neuter genders.

16.	This Agreement may be duly executed by facsimile signatures and in separate counterparts, each of which shall constitute an original agreement and all of which together shall constitute one and the same agreement.
IN WITNESS WHEREOF the parties have executed this agreement as of the date first mentioned above.

SMITH & NEPHEW INC.

Per:	/s/ Illegible

Per:	/s/ Illegible

SMITH & NEPHEW INC.

Per:	/s/ Illegible

Per:	/s/ Illegible

T.J. SMITH & NEPHEW LIMITED

Per:	/s/ Illegible

Per:	/s/ Illegible

WESTAIM BIOMEDICAL CORP.

Per:	/s/ Illegible

WESTAIM BIOMEDICAL INC.

Per:	/s/ Illegible

MONTREAL TRUST COMPANY OF CANADA, as Security Trustee

Per:	/s/ Illegible Authorized Signing Officer

Per:	/s/ Illegible Authorized Signing Officer

MONTREAL TRUST COMPANY OF CANADA, as Indenture Trustee

Per:	/s/ Illegible Authorized Signing Officer

Per:	/s/ Illegible Authorized Signing Officer